Supplemental Financial & Operating Information FIRST QUARTER ENDED March 31, 2020 Exhibit 99.2

Q1 2020 Highlights 3 Q1 2020 Overview 4 Consolidated Balance Sheets 5 Condensed Consolidated Statements of Operations 6 Funds and Adjusted Funds from Operations (FFO / AFFO) 7 Other Non-GAAP Reconciliations 8 Debt Summary and Market Capitalization 9 Net Asset Value (NAV) Components 10 Net Investment Activity 11 Top Tenancy and Portfolio Mix 12 Portfolio Health 13 Portfolio Granularity and Diversification 14 Lease Structure, Expirations and Escalations 16 Appendix: 17 Reporting Definitions and Explanations 18 Forward-Looking Statements and Risk Factors 20 TABLE OF CONTENTS Corporate Headquarters 2727 N. Harwood St. Suite 300 Dallas, Texas 75201 Phone: 972-476-1900 www.spiritrealty.com Investor Relations (972) 476-1903 InvestorRelations@spiritrealty.com Transfer Agent American Stock Transfer & Trust Company, LLC Phone: 866-703-9065 www.amstock.com

Q1 2020 highlights Note: Data is as of or for the quarter ended March 31, 2020. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. Net loss per share of $(0.18), FFO per share of $0.72 and AFFO per share of $0.78 Operational Performance: Occupancy of 99.4%, Lost Rent of 0.6% and Property Cost Leakage of 2.4% Invested $213.4M, including $205.9M for the acquisition of 27 properties, and Generated gross proceeds of $15.7M on the sale of 7 properties Generated gross proceeds of $17.9M through the issuance of 0.4M shares of common stock Ending Corporate Liquidity of $516.7M and Adjusted Debt / Annualized Adjusted EBITDAre of 5.3x

Q1 2020 Overview 1As a percentage of Contractual Rent. Note: Data is as of or for the quarter ended March 31, 2020. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. Portfolio Data Operational Data Balance Sheet Data $476.4M 1,772 Owned Properties 298 Tenants 28 Retail Industries 36% Top 10 Tenant Concentration1 BBB S&P BBB Fitch 22% Investment Grade Rated Baa3 Moody’s 0.9% / 1.3% Forward 12 Month Lease Escalations / Forward Same Store Sales Annualized Contractual Rent Top 20 Tenant Concentration1 10.0 yrs Weighted Average Remaining Lease Term 5.3x Adjusted Debt / Annualized Adjusted EBITDAre 4.4x Fixed Charge Coverage Ratio Concepts 258 48 States Real Estate Investments $6.3B 35.8M Occupied Square Feet 99.4% Occupancy 0.6% Lost Rent 2.4% Property Cost Leakage 93% Rent from Unencumbered Assets1 Unencumbered Assets / Unsecured Debt 2.5x

(Unaudited) March 31, 2020 March 31, 2019 December 31, 2019 December 31, 2018 Assets Real estate investments: Land and improvements $ 1,929,589 $ 1,910,287 Buildings and improvements 3,953,335 3,840,220 Total real estate investments 5,882,924 5,750,507 Less: accumulated depreciation (736,394) (717,097) 5,146,530 5,033,410 Loans receivable, net 30,849 34,465 Intangible lease assets, net 381,398 385,079 Real estate assets under direct financing leases, net 7,300 14,465 Real estate assets held for sale, net 3,126 1,144 Net investments 5,569,203 5,468,563 Cash and cash equivalents 216,692 14,492 Deferred costs and other assets, net 123,674 124,006 Goodwill 225,600 225,600 Total assets $ 6,135,169 $ 5,832,661 Liabilities and stockholders’ equity Liabilities: Revolving credit facilities $ 500,000 $ 116,500 Senior Unsecured Notes, net 1,484,473 1,484,066 Mortgages and notes payable, net 215,186 216,049 Convertible Notes, net 337,921 336,402 Total debt, net 2,537,580 2,153,017 Intangible lease liabilities, net 124,097 127,335 Accounts payable, accrued expenses and other liabilities 124,084 139,060 Total liabilities 2,785,761 2,419,412 Stockholders’ equity: Preferred stock and paid in capital, $0.01 par value, 20,000,000 shares authorized: 6,900,000 shares issued and outstanding at both March 31, 2020 and December 31, 2019 166,177 166,177 Common stock, $0.05 par value, 175,000,000 shares authorized: 102,942,162 and 102,476,152 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively 5,147 5,124 Capital in excess of common stock par value 5,707,271 5,686,247 Accumulated deficit (2,518,428) (2,432,838) Accumulated other comprehensive loss (10,759) (11,461) Total stockholders’ equity 3,349,408 3,413,249 Total liabilities and stockholders’ equity $ 6,135,169 $ 5,832,661 CONSOLIDATED BALANCE SHEETS $ IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS Please see Appendix at the back of this supplement for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements.

(Unaudited) Three Months Ended March 31, Three Months Ended March 31, 2020 2019 2019 2018 Revenues: Rental income 1 $ 104,067 121,363 $ 98,236 104,067 Interest income on loans receivable 986 419 294 986 Earned income from direct financing leases 396 177 465 396 Related party fee income 6,927 250 2,219 6,927 Other income 217 511 1,245 217 Total revenues 112,593 122,720 102,459 112,593 Expenses: General and administrative 13,490 13,181 Property costs (including reimbursable) 5,936 5,154 Deal pursuit costs 1,019 71 Interest 25,359 26,611 Depreciation and amortization 52,236 41,349 Impairments 40,774 3,692 Total expenses 138,814 90,058 Other income: Gain on debt extinguishment — 8,783 Gain on disposition of assets 388 8,730 Preferred dividend income from SMTA — 3,750 Total other income 388 21,263 (Loss) income before income tax expense (15,706) 43,798 Income tax expense (141) (220) Net (loss) income (15,847) 43,578 Dividends paid to preferred shareholders (2,588) (2,588) Net (loss) income attributable to common stockholders $ (18,435) $ 40,990 CONSOLIDATED STATEMENTS OF OPERATIONS $ IN THOUSANDS 1For the three months ended March 31, 2020, rental income included $117.3 million of base cash rent and $3.1 million of tenant reimbursable income. For the three months ended March 31, 2019, rental income included $96.6 million of base cash rent and $3.5 million of tenant reimbursable income. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements.

1Weighted average shares of common stock for non-GAAP measures includes unvested market-based awards for the three months ended March 31, 2020, which are dilutive for the non-GAAP calculations. Dividends paid and undistributed earnings allocated to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted: Please see Appendix at the back of this supplement for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements.  (Unaudited)   Three Months Ended March 31,     2020   2019   Net (loss) income attributable to common stockholders   $ (18,435)   $ 40,990   Portfolio depreciation and amortization   52,091   41,207   Portfolio impairments 40,774 3,692 Gain on disposition of assets   (388)  (8,730)  FFO attributable to common stockholders   $ 74,042   $ 77,159   Gain on debt extinguishment — (8,783) Deal pursuit costs 1,019 71 Non-cash interest expense 3,068 4,737 Accrued interest and fees on defaulted loans — 285 Straight-line rent, net of related bad debt expense (1,094) (2,907) Other amortization and non-cash charges 37 (325) Non-cash compensation expense 3,451 3,578 AFFO attributable to common stockholders   $ 80,523   $ 73,815   Dividends declared to common stockholders $ 64,338 $ 54,257 Dividends declared as a percent of AFFO 80% 74% Net (loss) income per share of common stock – Basic $ (0.18) $ 0.48 Net (loss) income per share of common stock – Diluted $ (0.18) $ 0.48 FFO per share of common stock – Diluted 1 $ 0.72 $ 0.90 AFFO per share of common stock – Diluted 1 $ $ 0.78 $ 0.86 Weighted average shares of common stock outstanding – Basic 102,230,147 85,497,093 Weighted average shares of common stock outstanding – Diluted 102,230,147 85,504,897 Weighted average shares of common stock outstanding for non-GAAP measures – Diluted 102,607,596 85,504,897 3 Mo. Ended 03/31/2020 3 Mo. Ended 3/31/2019 FFO $0.2 million $0.3 million AFFO $0.3 million $0.4 million FUNDS AND ADJUSTED FUNDS FROM OPERATIONS $ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS

# OTHER NON-GAAP RECONCILIATIONS

## $ IN THOUSANDS

| Adjusted Debt | | Q1 2020 |
|---|---|---|
| 2019 Credit Facility | $ | 500,000 |
| Senior Unsecured Notes, net | | 1,484,473 |
| Mortgages and notes payable, net | | 215,186 |
| Convertible Notes, net | | 337,921 |
| Total debt, net | | 2,537,580 |
| Unamortized debt discount, net | | 8,047 |
| Unamortized deferred financing costs | | 16,693 |
| Cash and cash equivalents | | (216,692) |
| Restricted cash balances held for the benefit of lenders | | (11,705) |
| Adjusted Debt | | 2,333,923 |
| Preferred Stock at liquidation value | | 172,500 |
| Adjusted Debt + Preferred Stock | $ | 2,506,423 |

| Annualized Adjusted EBITDAre | | Q1 2020 |
|---|---|---|
| Net loss | $ | (15,847) |
| Interest | | 25,359 |
| Depreciation and amortization | | 52,236 |
| Income tax expense | | 141 |
| Gain on disposition of assets | | (388) |
| Portfolio impairments | | 40,774 |
| EBITDAre | | 102,275 |
| Adjustments to revenue producing acquisitions and dispositions | | 1,967 |
| Deal pursuit costs | | 1,019 |
| Adjusted EBITDAre | | 105,261 |
| Adjustments for bad debt expense related to straight-line rent [1] | | 4,006 |
| Other adjustments for Annualized EBITDAre [2] | | 907 |
| Annualized Adjusted EBITDAre | $ | 440,696 |

| | |
|---|---|
| Adjusted Debt / Annualized Adjusted EBITDAre | 5.3X |
| Adjusted Debt + Preferred / Annualized Adjusted EBITDAre | 5.7X |

| Fixed Charge Coverage Ratio (FCCR) | | Q1 2020 |
|---|---|---|
| Annualized Adjusted EBITDAre | $ | 440,696 |
| Interest expense | | 25,359 |
| Less: Non-cash interest | | (3,068) |
| Preferred Stock dividends | | 2,588 |
| Fixed charges | $ | 24,879 |
| Annualized fixed charges | $ | 99,516 |
| FCCR | | 4.4x |

| Annualized Adjusted Cash NOI | | Q1 2020 |
|---|---|---|
| Adjusted EBITDAre | $ | 105,261 |
| General and administrative | | 13,490 |
| Adjusted NOI | | 118,751 |
| Straight-line rental revenue, net | | (1,094) |
| Other amortization and non-cash charges | | 37 |
| Adjusted Cash NOI | $ | 117,694 |
| Annualized Adjusted NOI | $ | 475,004 |
| Annualized Adjusted Cash NOI | $ | 470,776 |

[1]Adjustment relates to $4.2 million of bad debt expense on straight-line rent receivable balances, where only $0.2 million of the expense relates to straight-line rent that would have been recognized during the three months ended March 31, 2020. As such, annualization of the $4.0 million of bad debt expense related to straight-line rental revenue recognized in previous periods would not be appropriate.
[2]Adjustments are comprised of certain other income and other expenses where annualization would not be appropriate.
Please see Appendix at the back of this supplement for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements.

8

# DEBT SUMMARY AND MARKET CAPITALIZATION

## $ IN THOUSANDS

| | March 31, 2020 | Interest Rate | Weighted Avg. Years to Maturity |
|---|---|---|---|
| Total Debt: | | | |
| Credit Facility | | | |
| 2019 Credit Facility[1] | $ 500,000 | 2.26% | 3.0 |
| | | | |
| Convertible Notes | | | |
| 3.750% Notes due 2021 | 345,000 | 3.75% | 1.1 |
| Unamortized net discount and deferred financing costs | (7,079) | | |
| *Carrying amount* | 337,921 | | |
| | | | |
| Senior Unsecured Notes | | | |
| 4.450% Notes due 2026 | 300,000 | 4.45% | 6.5 |
| 3.200% Notes due 2027 | 300,000 | 3.20% | 6.8 |
| 4.000% Notes due 2029 | 400,000 | 4.00% | 9.3 |
| 3.400% Notes due 2030 | 500,000 | 3.40% | 9.8 |
| Unamortized net discount and deferred financing costs | (15,527) | | |
| *Carrying amount* | 1,484,473 | | |
| | | | |
| Mortgages Payable[2] | | | |
| 5 CMBS loans on 88 properties | 217,320 | 5.47% | 3.6 |
| Unamortized net premiums and deferred financing costs | (2,134) | | |
| *Carrying amount* | 215,186 | | |
| | | | |
| Total Debt, net | $ 2,537,580 | 3.59% | 6.0 |
| | | | |
| Enterprise Value: | | | |
| Adjusted Debt | $ 2,333,923 | | |
| Preferred stock at liquidation value | 172,500 | | |
| Common market equity [3] | 2,683,210 | | |
| Total Enterprise Value | $ 5,189,633 | | |

### Enterprise Value (in millions)


$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Q2 '19
Q3 '19
Q4 '19
Q1 '20
Adjusted Debt
Preferred market equity
Common Market Equity

### Debt Type


Secured 8%
Unsecured 92%

### Fixed / Floating Rate Debt


Floating 20%
Fixed 80%

**6.0** Weighted Avg. Years to Maturity

**$516.7M** Corporate Liquidity

**3.59%** Weighted Avg. Interest Rate

**$2.7B** Common Market Equity[3]

[1]As of March 31, 2020, $300 million of borrowing capacity was available under the 2019 Credit Facility.
[2]A significant portion of our secured debt is partially amortizing and requires a balloon payment at maturity.
[3]Based on the share price of $26.15 as of March 31, 2020 and the total outstanding shares of 102,608,406 as of March 31, 2020, which excludes 0.3 million unvested restricted shares.
Note: Data is as of March 31, 2020, unless otherwise noted.
Please see Appendix at the back of this supplement for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements.

9

Net Asset Value (NAV) Components 1Debt principal outstanding of $2,562.3 million comprised of: $500.0 million under the 2019 Credit Facility, $345.0 million of Convertible Notes, $1,500.0 million of Senior Unsecured Notes and $217.3 million of mortgages payable. 2Total outstanding shares as of March 31, 2020, less 0.3 million unvested restricted shares. Note: Data is as of March 31, 2020. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. Common Stock Outstanding 2 102,608,406 Market Value of Real Estate $2.8B Debt and Equity $271.9M Other Assets $124.1M Other Liabilities $476.4M Annualized Contractual Rent $16.9M Net Book Value for Vacant Assets $2.6B Debt Principal1 $172.5M Preferred Equity Liquidation Value $216.7M Cash and Cash Equivalents $11.7M Restricted Cash $30.6M Loan Receivable Principal $12.9M Tangible Other Assets $67.2M Dividends Payable $56.9M Accounts Payable, Accrued Expenses, and Other Tangible Liabilities $470.8M Annualized Adjusted Cash NOI

# NET INVESTMENT ACTIVITY

## $ IN THOUSANDS



Investments (Gross Investment)
Dispositions (Gross Proceeds)
Investment Activity (in $000's)
$292,859
$130,601
$276,509
$68,110
$589,558
$23,834
$213,442
$15,680
Q2 2019
Q3 2019
Q4 2019
Q1 2020

| Activity (in $000's) | Q2 2019 | Q3 2019 | Q4 2019 | Q1 2020 | TTM |
|---|---|---|---|---|---|
| Acquisitions: | | | | | |
| Number of Transactions | 9 | 7 | 8 | 8 | 32 |
| Number of Properties | 104 | 69 | 139 | 27 | 339 |
| Gross Investment | $286,850 | $270,622 | $574,808 | $205,863 | $1,338,143 |
| Initial Cash Yield | 6.84% | 6.82% | 7.55% | 6.47% | 7.08% |
| Economic Yield | 7.85% | 7.61% | 8.18% | 7.41% | 7.87% |
| Weighted Avg. Lease Term (Years) | 15.6 | 13.7 | 9.8 | 14.7 | 12.6 |
| Revenue Producing Capital Expenditures: | | | | | |
| Gross Investment | $6,009 | $5,887 | $14,750 | $7,579 | $34,225 |
| Initial Cash Yield | 7.73% | 8.08% | 7.68% | 7.27% | 7.67% |
| Total Gross Investment | $292,859 | $276,509 | $589,558 | $213,442 | $1,372,368 |
| Total Investment Cash Yield | 6.85% | 6.84% | 7.55% | 6.50% | 7.10% |
| Dispositions: | | | | | |
| Number of Leased Properties [1] | 8 | 8 | 4 | 4 | 24 |
| Number of Vacant Properties | 10 | 1 | 7 | 3 | 21 |
| Real Estate Investment | $113,388 | $50,698 | $43,252 | $18,337 | $225,675 |
| Gross Proceeds | $130,601 | $68,110 | $23,834 | $15,680 | $238,225 |
| Capitalization Rate [2] | 7.20% | 6.05% | 8.73% | 9.38% | 6.97% |

## Q1 2020 Acquisitions

### Asset Type and Tenant Industries[3]



Warehouse Club and Supercenters 5.5%
Car Washes 4.9%
Automotive Parts 22.7%
Dealerships 11.3%
Retail 21.7%
Office 3.9%
Industrial 74.4%
Other 7.0%
Office Supplies 48.6%

- $13.3M of Annualized Contractual Rent
- 1.9% Average Annual Escalators
- 82.4% of acquisitions are new tenants

[1]Q4 2019 includes one multi-tenant property where a stand-alone occupied building on the property was retained.
[2]Capitalization rates are calculated based only on income producing properties.
[3]Percentages based on Gross Investment.
Please see Appendix at the back of this supplement for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements.

11

Tenant Concept Number of Properties Percent of Contractual Rent Church's Chicken 167 2.8% Home Depot 7 2.4% Walgreens 36 2.3% Circle K 77 2.3% GPM Investments, LLC 113 2.1% At Home 12 2.1% Dollar Tree / Family Dollar 106 2.0% CVS 34 1.9% Life Time Fitness 5 1.9% Party City 3 1.7% BJ's Wholesale Club 6 1.7% CarMax 7 1.6% Bank of America 2 1.6% LA Fitness 8 1.4% Kohl’s 11 1.4% Main Event 8 1.4% Ferguson Enterprises 7 1.4% United Supermarkets 15 1.3% Sportsman’s Warehouse 10 1.3% Mac Papers 14 1.3% Total Top 20 648 35.9% Top 20 Tenants Asset Types and Tenant Industries1 RETAIL 81.2% INDUSTRIAL Top Tenancy and Portfolio Mix 1Percentages based on Contractual Rent. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. 11.2% 7.4% Distribution 3.8% Manufacturing OFFICE & OTHER 7.6% 3.1% Professional 2.6% Medical 1.3% Data Center 0.6% Hotel

Portfolio Health Note: Investment Grade Ratings represent the credit rating of our tenants, their subsidiaries or affiliated companies. Actual ratings, if available, based on S&P or Moody’s are used. Equivalent ratings, if available, based on shadow ratings from Moody’s are used if actuals are not available. Publicly owned represents ownership of our tenants or their affiliated companies. Percents are weighted by Contractual Rent. 1: Represents corporate level reporting of revenues of our tenants or their affiliated companies; excludes non-reporting tenants. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. Actual Investment Grade Rated 22.9% 40.9% Actual & Equivalent Investment Grade Rated 49.8% Unit Reporting 93.5% Corporate Reporting Combined Unit Level and Corporate Coverage 2.7x Weighted Average Unit Level Coverage 2.6x Other 24.2% Publicly Owned 48.1% Private Equity Owned 27.7% % of Contractual Rent from Reporting Tenants

Granular and Liquid Portfolio Please see Appendix at the back of this supplement for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. Properties by Real Estate Investment Properties by Building Square Footage Properties by Annualized Contractual Rent Median: 6.5K Median: $127.8K Median: $1.7M

PORTFOLIO DIVERSIFICATION U.S. VI 1 SD 1 DE 1 VT 1 MT 3 MA 2 ND 3 RI 3 WY 1 WA 8 ME 26 OR 4 WV 13 NE 9 ID 16 KS 18 CT 5 WI 10 IA 12 LA 23 UT 18 PA 20 AK 9 NH 16 OK 51 MS 50 KY 37 AR 42 NJ 13 MD 9 MN 25 CO 25 IN 40 NM 28 SC 42 MO 65 NC 57 VA 44 AL 93 TN 105 IL 50 MI 85 NY 30 AZ 46 TX 258 FL 121 GA 123 OH 86 CA 24 % of Contractual Rent > 5% 4 – 5% 3 – 4% 2 – 3% 1 – 2% 0 – 1% # of Properties State U.S. Virgin Islands 11.3% 7.6% 6.5% 5.4% Please see Appendix at the back of this supplement for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements.

LEASE STRUCTURE, EXPIRATIONS AND ESCALATIONS $ in thousands 1 Vacant square feet includes unoccupied square footage on multi-tenant properties. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. Year Number of Owned Properties Square Feet (in thousands) Annualized Contractual Rent Contractual Rent Annualized (1) % of Contractual Rent Remainder of 2020 18 661 $ 6,835 1.4% 2021 75 1,933 22,203 4.7% 2022 46 1,671 18,324 3.8% 2023 116 3,079 34,414 7.2% 2024 51 1,829 20,797 4.4% 2025 43 1,216 15,516 3.3% 2026 92 2,155 29,914 6.3% 2027 125 2,473 37,234 7.8% 2028 108 1,919 31,712 6.7% 2029 323 2,752 42,081 8.8% Thereafter 764 16,072 217,329 45.6% Vacant1 11 379 — — Total owned properties 1,772 36,139 $ 476,359 100.0% Escalation Types (% of Contractual Rent) Occupancy Rates 0.9% / 1.3% Forward 12 Month Lease Escalations / Forward Same Store Sales

Appendix

NON-GAAP DEFINITIONS AND EXPLANATIONS Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements. Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding real estate-related depreciation and amortization, impairment charges and net (gains) losses from property dispositions. FFO is a supplemental non-GAAP financial measure. We use FFO as a supplemental performance measure because we believe that FFO is beneficial to investors as a starting point in measuring our operational performance. Specifically, in excluding real estate-related depreciation and amortization, gains and losses from property dispositions and impairment charges, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other equity REITs. However, because FFO excludes depreciation and amortization and does not capture the changes in the value of our properties that result from use or market conditions, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. AFFO is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. We adjust FFO to eliminate the impact of certain items that we believe are not indicative of our core operating performance, such as transactions costs associated with our Spin-Off, default interest and fees on non-recourse mortgage indebtedness, debt extinguishment gains (losses), costs associated with termination of interest rate swaps, costs associated with performing on a guarantee of a former tenant's debt, and certain non-cash items. These certain non-cash items include non-cash revenues (comprised of straight-line rents net of bad debt expense, amortization of lease intangibles, and amortization of net premium/discount on loans receivable), non-cash interest expense (comprised of amortization of deferred financing costs and amortization of net debt discount/premium) and non-cash compensation expense. Other equity REITs may not calculate FFO and AFFO as we do, and, accordingly, our FFO and AFFO may not be comparable to such other equity REITs’ FFO and AFFO. FFO and AFFO do not represent cash generated from operating activities determined in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should only be considered a supplement, and not an alternative, to net income (loss) attributable to common stockholders (computed in accordance with GAAP) as a performance measure. Adjusted Debt represents interest bearing debt (reported in accordance with GAAP) adjusted to exclude unamortized debt discount/premium, deferred financing costs, and reduced by cash and cash equivalents and cash reserves on deposit with lenders as additional security. By excluding these amounts, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. We believe this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. EBITDAre, Adjusted EBITDAre and Annualized Adjusted EBITDAre EBITDAre is a non-GAAP financial measure and is computed in accordance with standards established by NAREIT. EBITDAre is computed as net income (loss) (computed in accordance with GAAP), plus interest expense, plus income tax expense (if any), plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairments of depreciated property. Adjusted EBITDAre represents EBITDAre as adjusted for revenue producing acquisitions and dispositions for the quarter as if such acquisitions and dispositions had occurred as of the beginning of the quarter and for certain items that we believe are not indicative of our core operating performance, such as transactions costs associated with our Spin-Off, debt extinguishment gains (losses), and costs associated with performing on a guarantee of a former tenant's debt. We focus our business plans to enable us to sustain increasing shareholder value. Accordingly, we believe that excluding these items, which are not key drivers of our investment decisions and may cause short-term fluctuations in net income, provides a useful supplemental measure to investors and analysts in assessing the net earnings contribution of our real estate portfolio. Because these measures do not represent net income (loss) that is computed in accordance with GAAP, they should only be considered a supplement, and not an alternative, to net income (loss) (computed in accordance with GAAP) as a performance measure. Annualized Adjusted EBITDAre is calculated as Adjusted EBITDAre for the quarter, adjusted for items where annualization would not be appropriate, multiplied by four. Our computation of Adjusted EBITDAre and Annualized Adjusted EBITDAre may differ from the methodology used by other equity REITs to calculate these measures and, therefore, may not be comparable to such other REITs. Fixed Charge Coverage Ratio (FCCR) Fixed charges consist of interest expense, reported in accordance with GAAP, less non-cash interest expense and plus preferred dividends. Annualized Fixed Charges is calculated by multiplying fixed charges for the quarter by four. The Fixed Charge Coverage Ratio is the ratio of Annualized Adjusted EBITDAre to Annualized Fixed Charges and is used to evaluate our liquidity and ability to obtain financing. Adjusted NOI, Annualized Adjusted NOI, Adjusted Cash NOI and Annualized Adjusted Cash NOI Adjusted NOI is calculated as Adjusted EBITDAre for the quarter less general and administrative costs. Annualized Adjusted NOI is Adjusted NOI multiplied by four. Adjusted Cash NOI is calculated as Adjusted NOI less certain non-cash items, including straight-line rents net of bad debt expense, amortization charges and non-cash compensation. Annualized Adjusted Cash NOI is Adjusted Cash NOI multiplied by four. We believe these metrics provide useful information because they reflect only those income and expenses incurred at the property level. We believe this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial results.

OTHER DEFINITIONS AND EXPLANATIONS Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements. 2019 Credit Facility refers to the $800 million unsecured credit facility which matures on March 31, 2023. Average Annual Escalators are the weighted average contractual escalation per year under the terms of the in-place leases, weighted by Contractual Rent. Capitalization Rate represents the Annualized Cash Rents on the date of a property disposition divided by the gross sales price. For multi-tenant properties, non-reimbursable property costs are deducted from the Annualized Cash Rents prior to computing the disposition Capitalization Rate. CMBS are those notes secured by commercial real estate and rents therefrom under which certain indirect wholly-owned special purpose entity subsidiaries of the Company are the borrowers. Contractual Rent and Annualized Contractual Rent Contractual rent represents monthly contractual cash rent and earned income from direct financing leases, excluding percentage rents, from our owned properties recognized during the final month of the reporting period, adjusted to exclude amounts received from properties sold during that period and to include a full month of contractual rent for properties acquired during that period. We use Contractual Rent when calculating certain metrics that are useful to evaluate portfolio credit and portfolio diversification and to manage risk. Annualized Contractual Rent is Contractual Rent multiplied by 12. Convertible Notes are the $345.0 million convertible notes of the Company due in 2021. Corporate Liquidity is comprised of availability under the 2019 Credit Facility and cash and cash equivalents as of the end of the reporting period. Economic Yield is calculated by dividing the contractual cash rent, including fixed rent escalations and/or cash increases determined by CPI (increases calculated using CPI as of the end of the reporting period) by the initial lease term, expressed as a percentage of the Gross Investment. Forward 12 Month Lease Escalations represents contractual rent escalations as of the end of the reporting period on our owned properties over the forward 12 month period. For properties where rent escalations are fixed, actual contractual escalations over the next 12 months are used. For properties where rent escalations are CPI-related, CPI as of the end of the reporting period was used. For properties whose leases expire (or renewal options have not yet been exercised) in the next 12 months, a 100% renewal rate has been assumed. Forward Same Store Sales represents the expected change in Contractual Rent as of the reporting period as compared to the projected Contractual Rent at the end of the next 12 months, using the Forward 12 Month Lease Escalations. GAAP are the Generally Accepted Accounting Principles in the United States. Gross Investment represents the gross acquisition cost including the contracted purchase price and related capitalized transaction costs. Initial Cash Yield from properties is calculated by dividing the first twelve months of contractual cash rent (excluding any future rent escalations provided subsequently in the lease and percentage rent) by the purchase price of the related property, excluding post closing costs. Initial Cash Yield is a measure (expressed as a percentage) of the contractual cash rent expected to be earned on an acquired property in the first year. Because it excludes any future rent increases or additional rent that may be contractually provided for in the lease, as well as any other income or fees that may be earned from lease modifications or asset dispositions, Initial Cash Yield does not represent the annualized investment rate of return of our acquired properties. Additionally, actual contractual cash rent earned from the properties acquired may differ from the Initial Cash Yield based on other factors, including difficulties collecting anticipated rental revenues and unanticipated expenses at these properties that we cannot pass on to tenants, as well as the risk factors set forth in our Annual Report on Form 10-K. Lost Rent is calculated by rent reserved on the base cash rent for the quarterly period divided by the base cash rent. Net Book Value represents the Real Estate Investment value, less impairment charges and net of accumulated depreciation. Occupancy is calculated by dividing the number of economically yielding owned properties in the portfolio as of the measurement date by the number of total owned properties on said date. Property Cost Leakage is calculated by subtracting tenant reimbursement income from property costs for the quarterly period. The resulting difference is divided by the base cash rent recognized for the quarterly period. Real Estate Investment represents the Gross Investment plus improvements less impairment charges. Senior Unsecured Notes refers to the $300 million aggregate principal amount of 4.450% notes due 2026, the $300 million aggregate principal amount of 3.200% notes due 2027, the $400 million aggregate principal amount of 4.000% notes due 2029, and the $500 million aggregate principal amount of 3.400% notes due 2030. Tenant represents the legal entity ultimately responsible for obligations under the lease agreement or an affiliated entity. Other tenants may operate the same or similar business concept or brand. Weighted Average Unit Coverage is used as an indicator of individual asset profitability, as well as signaling the property’s importance to our tenants’ financial viability. We calculate Unit Coverage by dividing our reporting tenants’ trailing 12-month EBITDAR (earnings before interest, tax, depreciation, amortization and rent) by annual contractual rent. These are then weighted based on the tenant's Contractual Rent. Tenants in the manufacturing industry are excluded from the calculation.

FORWARD-LOOKING STATEMENTS AND RISK FACTORS The information in this supplemental report should be read in conjunction with the accompanying earnings press release, as well as the Company's Annual Report on Form 10-K and other information filed with the Securities and Exchange Commission. This supplemental report is not incorporated into such filings. This document is not an offer to sell or a solicitation to buy securities of Spirit Realty Capital, Inc. Any offer or solicitation shall be made only by means of a prospectus approved for that purpose. This supplemental report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this supplemental report, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and Spirit may not be able to realize them. Spirit does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the CPI; Spirit's success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; the financial performance of Spirit's retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers; Spirit's ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit's costs of borrowing as a result of changes in interest rates and other factors; Spirit's ability to access debt and equity capital markets; Spirit's ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit's ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit's ability to manage its expanded operations; Spirit's ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; Spirit's ability to manage and liquidate the remaining SMTA assets; the impact on Spirit’s business and those of its tenants from epidemics, pandemics or other outbreaks of illness, disease or virus (such as the strain of coronavirus known as COVID-19); and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit's most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this supplemental report. While forward-looking statements reflect Spirit's good faith beliefs, they are not guarantees of future performance. Spirit disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law. Forward-Looking and Cautionary Statements Notice Regarding Non-GAAP Financial Measures In addition to U.S. GAAP financial measures, this presentation contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in this Appendix if the reconciliation is not presented on the page in which the measure is published.